EXHIBIT 21.1

Jabil Inc. Subsidiaries*

Ownership is 100% except where designated

AOC Technologies (Wuhan) Co., Ltd. (China)

AOC Technologies, Inc. (US)

Badger Technologies, LLC (US)

Celetronix India Private Limited (India)

Celetronix USA, Inc. (US)

Clothing Plus Hong Kong Ltd. (Hong Kong)

Clothing Plus MBU Oy (Finland)

Clothing Plus Oy (Finland)

Clothing Plus Zhejiang Ltd. (China)

F-I Holding Company (Cayman Islands)

Green Point (Suzhou) Technology Co., Ltd. (China)

Green Point (Tianjin) Precision Electronic Co., Ltd. (China)

Green Point (Wuxi) Electronic Technology Co., Ltd. (China)

Green Point (Yantai) Precision Electronic Co., Ltd. (China)

Green Point Industrial Co., Ltd. (British Virgin Islands)

Green Point Precision (M) Sdn. Bhd. (Malaysia)

Green Point Technology (Shenzhen) Co., Ltd. (China)

Green Point Technology (Wuxi) Co., Ltd. (China)

Green Prosperity Co., Ltd. (British Virgin Islands)

Greenam Electricity (Proprietary) Limited (Namibia) (Jabil indirectly owns 79% of this entity)

Jabil (Mauritius) Holdings Ltd. (Mauritius)

Jabil Advanced Mechanical Solutions de Mexico, S. de R.L. de C.V. (Mexico)

Jabil Advanced Mechanical Solutions, Inc. (US)

Jabil AMS, LLC (US)

Jabil C.M. S.r.l. (Italy)

Jabil Canada Corporation (Canada)

Jabil Capital Equipment Manufacturing (Taicang) Co., Ltd. (China)

Jabil Cayman Holding Limited (Cayman Islands)

Jabil Circuit (Beijing) Ltd. (China)

Jabil Circuit (BVI) Inc. (British Virgin Islands)

Jabil Circuit (Guangzhou) Ltd. (China)

Jabil Circuit (Shanghai) Co. Ltd. (China)

Jabil Circuit (Singapore) Pte. Ltd. (Singapore)

Jabil Circuit (Wuxi) Co. Ltd. (China)

Jabil Circuit Austria GmbH (Austria)

Jabil Circuit Belgium N.V. (Belgium)

Jabil Circuit Bermuda Ltd. (Bermuda)

Jabil Circuit Cayman L.P. (Cayman Islands)

Jabil Circuit Chihuahua, LLC (US)

Jabil Circuit China Limited (Hong Kong)

Jabil Circuit de Chihuahua S. de R.L. de C.V. (Mexico)

Jabil Circuit de Mexico S. de R.L. de C.V. (Mexico)

Jabil Circuit Financial II, Inc. (US)

Jabil Circuit Guadalajara, LLC (US)

Jabil Circuit Holdings Limited (United Kingdom)

Jabil Circuit Hong Kong Limited (Hong Kong)

Jabil Circuit Hungary Contract Manufacturing Services Ltd. (Hungary)

Jabil Circuit India Private Limited (India)

Jabil Circuit Investment (China) Co., Ltd (China)

Jabil Circuit Italia S.r.l. (Italy)

Jabil Circuit Limited (United Kingdom)

Jabil Circuit Luxembourg II S.à.r.l. (Luxembourg)

Jabil Circuit Luxembourg S.à.r.l. (Luxembourg)

Jabil Circuit Netherlands B.V. (Netherlands)

Jabil Circuit of Michigan, Inc. (US)

Jabil Circuit SAS (France)

Jabil Circuit Sdn Bhd (Malaysia)

Jabil Circuit Technology LLC (Cayman Islands)

Jabil Circuit Ukraine Limited (Ukraine)

Jabil Circuit, LLC (US)

Jabil Defense and Aerospace Services, LLC (US)

Jabil Denmark Aps (Denmark)

Jabil do Brasil Industria Eletroeletronica Ltda. (Brazil)

Jabil DR, S.R.L. (Dominican Republic)

Jabil Electronics (Weihai) Co., Ltd. (China)

Jabil Energy (Namibia) (PTY) Ltd. (Namibia)

Jabil Green Point Precision Electronics (Wuxi) Co. Ltd. (China)

Jabil Green Point Technology (Huizhou) Co., Ltd. (China)

Jabil Hungary LP Services, Limited Liability Company (Hungary)

Jabil Industrial do Brasil Ltda. (Brazil)

Jabil International Treasury Pte. Ltd (Singapore)

Jabil Investment Pte. Ltd. (Singapore)

Jabil Israel Ltd. (Israel)

Jabil Japan, Inc. (Japan)

Jabil Luxembourg Manufacturing S.à.r.l. (Luxembourg)

Jabil Mexico Investment, S. de R.L. de C.V. (Mexico)

Jabil Monterrey S. de R.L. de C.V. (Mexico)

Jabil Nypro Holding LLC (US)

Jabil Nypro I, LLC (US)

Jabil Nypro II, LLC (US)

Jabil Nypro International B.V. (Netherlands)

Jabil Optics Germany GmbH (Germany)

Jabil Pension Trustees Limited (United Kingdom)

Jabil Poland Sp. z.o.o. (Poland)

Jabil Precision Industry (Guangzhou) Co., Ltd. (China)

Jabil Sdn Bhd (Malaysia)

Jabil Services Korea Limited (Republic of Korea)

Jabil Silver Creek, Inc. (US)

Jabil South Africa (Pty) LTD (South Africa)

Jabil Switzerland Manufacturing GmbH (Switzerland)

Jabil Technology (Chengdu) Co., Ltd (China)

Jabil Technology and Trading (Wuxi) Co., Ltd. (China)

Jabil Torres S. de R.L. de C.V. (Mexico)

Jabil Tuttlingen Manufacturing GmbH (Germany)

Jabil Umkirch Manufacturing GmbH (Germany)

Jabil Vietnam Company Limited (Vietnam)

Jabil, Limited Liability Company (Russian Federation)

JN Global Holdings C.V. (Netherlands)

JP Danshui Holding (BVI) Inc. (British Virgin Islands)

Kasalis Inc. (US)

Manna Renewable Energy Investments Two (Pty) Ltd (Namibia

NP Medical Inc. (US)

NPA de Mexico S. de R.L. de C.V. (Mexico)

Nypro Alabama LLC (US)

Nypro Atlanta LLC (US)

Nypro China Holdings Limited (Hong Kong)

Nypro de Amazonia (Brazil)

Nypro de la Frontera, S. de R.L. de C.V. (Mexico)

Nypro Deutschland GmbH (Germany)

Nypro DR, LLC (US)

Nypro France SAS (France)

Nypro Germany Holdings GmbH (Germany)

Nypro Germany Verwaltungs B.V. & Co. KG (Germany)

Nypro Guadalajara S.A. de C.V. (Mexico)

Nypro Healthcare Baja Inc. (US)

Nypro Healthcare GmbH (Germany)

Nypro Healthcare LLC (US)

Nypro Inc. (US)

Nypro Iowa Inc. (US)

Nypro JV Holdings Inc. (US)

Nypro Limited (Ireland)

Nypro Monterrey Management S. de R.L. de C.V. (Mexico)

Nypro Plastics & Metal Products (Shenzhen) Co., Ltd. (China)

Nypro Plastics & Molding Products (Suzhou) Co., Ltd. (China)

Nypro Puerto Rico Inc. (US)

Nypro Research and Developments Limited (Ireland)

Nypro Spain Holding, S.L.U. (Spain)

Nypro Tool Hong Kong Limited (Hong Kong)

NyproMold Chicago Inc. (US) (Jabil indirectly owns 50% of this entity)

NyproMold Inc. (US) (Jabil indirectly owns 50% of this entity)

NyproMold Investment Corp. (US) (Jabil indirectly owns 50% of this entity)

Plasticast Hungary Korlátolt Felelõsségû Társaság (Hungary)

Plasticos Castella S.A.U. (Spain)

PT Jabil Circuit Indonesia (Indonesia)

Radius Chicago LLC (US)

Radius Hong Kong Limited (Hong Kong)

Radius Innovation and Product Development (Shanghai) Co. Ltd. (China)

Radius Product Development and Consultation (Beijing) Co., Ltd. (China)

Radius Product Development Inc. (US)

Roosevelt Insurance Company, Ltd. (Cayman Islands)

S.M.R. Metal Ltd. (Israel)

Shay Motion Ltd. (Israel)

Shemer Motion (2009) Ltd. (Israel)

Taiwan Green Point Enterprises Co., Ltd. (Taiwan)

Taiwan Green Point Enterprises Co., Ltd. (British Virgin Islands)

Westing Green (Tianjin) Plastic Co., Ltd (China)

Wolfe Engineering (Shanghai) Co., Ltd. (China)

Yen Investments 140 (Proprietary) Limited (Namibia)

*	Jabil Inc. subsidiaries list as of August 31, 2019